Exhibit 10.1
                                                                ------------

                      ASSET PURCHASE AGREEMENT


     AGREEMENT made as of this 2nd day of November, 1998 by and between MILDRED ELLEY SCHOOL, INC., a New York corporation, having its principal place of business at 800 New Loudon Road, Suite 5120, Latham, New York 12110 ("Seller") and MESI ACQUISITION CORP., a New York corporation having its principal place of business at c/o TASA Educational Services Corporation, 4 Hardscrabble Heights, Brewster, New York 10509 ("Purchaser").

                        W I T N E S S E T H:

     WHEREAS, the Seller is engaged in the business of maintaining and operating a post-secondary, degree granting proprietary school in the State of New York and branch of such school in the Commonwealth of Massachusetts (the "Business"); and

     WHEREAS, Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser, the Business and substantially all of its assets, upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

     1.   SALE AND TRANSFER OF ASSETS.
          ----------------------------

          (a) On the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties set forth herein, except as set forth in subparagraph (b) below, the Seller shall sell, assign, transfer and deliver to the Purchaser on the Closing Date, as defined in Paragraph "14" hereof, and the Purchaser shall purchase from Seller, free of liens and encumbrances, all of the operating assets, properties and rights of Seller of every kind and description existing at the Closing Date (such assets, properties and rights to be sold herein shall be hereinafter referred to as the "Assets"). Without limiting the foregoing, the Assets shall include cash on hand; accounts; accounts receivable; prepaid expenses; furniture and fixtures; machinery and equipment; catalogs (including but not limited to all advertising and marketing materials); student records and lists; mailing list; leases; inventory in all forms (including but not limited to print and video); curriculum; all intellectual property and proprietary rights and interests (including but not limited to curriculum, licenses, trademarks, tradenames, servicemarks, copyrights, and patents whether registered or applied for or at common law); and any and all contracts and contract rights, and the names of Seller "Mildred Elley School, Inc.", "Mildred Elley Business School," and all variations and derivatives thereof.

          (b) Seller shall provide such bills of sale, assignments and other transfer documents necessary to sell, assign and transfer the Assets and vest all rights to same in Purchaser, including but not limited to assignments of all contracts and intellectual property and proprietary interests in forms acceptable to counsel for Purchaser and suitable for filing and registration of same by Purchaser.

     2.   ASSUMPTION OF CERTAIN LIABILITIES.
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          (a)  Seller shall assign and Purchaser will assume
certain liabilities of Seller as set forth on Schedule 2(a) (the "Assumed Liabilities"). Assumed Liabilities shall include, but not be limited to, the accounts payable in the ordinary course of business and the shareholder loan by Faith Takes to Seller in the approximate amount as of 7/31/98 of $86,600 (the "Takes Loan"), the obligations under the Capital Bank Trust/SBA loan, the obligations under the TFC Credit Corporation loan, the obligations under the Ballston Spa bridge loan, accrued expenses, payroll taxes and other liabilities arising in the ordinary course of business, provided all such liabilities are disclosed to Purchaser on the Closing Balance Sheet delivered pursuant to Paragraph "11" hereof. Notwithstanding anything to the contrary contained above, Assumed Liabilities shall not include any obligation or liability of Seller with respect to income taxes, penalties and interest thereon (except as set forth in (b) below); pension, profit-sharing or other similar obligations of Seller whether or not arising from ERISA qualified or approved plans; any liabilities for items outside the ordinary course of business which are not disclosed to Purchaser and approved in writing by Purchaser; any liabilities for material acts or omissions of Seller, its officers, directors or employees through the Closing Date which are not disclosed on the Closing Balance Sheet and approved in writing by Purchaser (including but not limited to contingent liabilities, and any pending or threatened claims, proceedings, actions, or investigations, whether or not asserted before Closing).

          (b) Purchaser and Seller agree that Purchaser shall accept on the Closing Balance Sheet as an Assumed Liability an accrual for income taxes equal to thirty-five (35%) percent of Federal taxable income of Seller as of the Closing Date as calculated by the certified public accountants for Seller to be distributed to the Shareholders in such amounts as determined by such accountants.

     3.   CONSIDERATION.  On the Closing Date, in consideration
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of the sale and purchase of the Assets hereunder, assumption of the
Assumed Liabilities, and the restrictive covenant of Seller as set forth in Paragraph "15" hereof, Purchaser shall pay Seller the aggregate sum of Three Million Dollars ($3,000,000.00) as total purchase price ("Purchase Price"). The parties agree to cooperate and complete Internal Revenue Service Form 8594 promptly upon the receipt, review and acceptance by Purchaser of the Closing
Financial Statements.


     4.   PAYMENT OF PURCHASE PRICE.  Purchase Price shall be
          --------------------------
paid as follows:

          (a)  TWO MILLION AND 00/100 ($2,000,000.00) DOLLARS
payable at Closing by wire transfer to the account of Seller.

          (b) ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS by promissory note of Purchaser, substantially in the form of Exhibit
"A" hereto (the "Note"), payable in equal quarterly installments of principal and interest for five years from the date of Closing, with interest at 8.5% per annum (the "Interest Rate"). The Interest Rate and resultant payment shall be adjusted quarterly at the beginning of each quarter following Closing.

     5.   BULK SALE COMPLIANCE.  Intentionally Excluded.
          ---------------------

     6.   SALES TAX.  Purchaser and Seller agree to cooperate in
          ----------
complying with the requirements of New York law with respect to the transfer of assets contemplated hereunder, including but not limited to notice of Seller to the State of New York and payment by Purchaser at Closing of any amount required by the State in connection with the sales tax obligations of Purchaser.

     7.   REPRESENTATIONS OF SELLER.  Seller represents and
          --------------------------
warrants to Purchaser as follows:

          (a) Seller is a corporation duly organized and existing and in good standing under the laws of the State of New York and is duly qualified to transact business in the State of New York. Seller is a corporation duly qualified to do business and in good standing as a foreign corporation under the laws of the Commonwealth of Massachusetts. The operation of the Business does not require Seller to be qualified to transact business in any other jurisdiction. Seller has full power and authority to perform its obligations as provided in this Agreement. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action, and will not conflict with or breach any provision of any agreement to which Seller is a party or by which it may be bound, the Certificate of Incorporation or By-Laws of Seller. The copies of the Certificate of Incorporation of Seller and amendments thereto and the Bylaws of Seller, heretofore delivered to Purchaser, are true, correct and complete copies thereof as now in effect.

          (b) Except as set forth on Schedule "7(b)", Seller owns and holds and shall own and hold as of the Closing Date, good and merchantable title, free and clear of any liens, encumbrances, charges or assessments, to all of the assets shown on its Audited Financial Statements as of December 31, 1997 except (i) assets disposed of since the date thereof in the ordinary course of business, (ii) liens set forth on such financial statements and
(iii) liens or other encumbrances securing taxes which are not yet due and payable and arising out of or incurred in the ordinary course of business.

          (c) Except as disclosed on Schedule "7(c)", Seller is not a party to any "Material Contract" as defined hereinafter.
True and correct copies of all Material Contracts described on Schedule "6(c)" have been delivered to Purchaser and are in full force and effect. Seller is not in material breach of any Material Contract, and no event which with notice or lapse of time, or both, would constitute a material breach thereof has occurred and is continuing. "Material Contract" as used in this Agreement, includes all material contracts and commitments, all indentures, mortgages, security agreements, leases, loans and credit agreements, and all other material agreements (including any employment contracts or deferred compensation, pension, profit sharing or retirement plans, supply contracts or contracts for the purchase or sale of products or services), imposing any obligation on Seller or to which any of its Assets are subject. A contract, commitment or agreement shall be deemed to be material if it either
(i) involves or may involve the payment of more than Five Thousand Dollars ($5,000.00) over the life of the contract or commitment, or
(ii) regardless of the amount involved, if it is not terminable without penalty solely at the will of Seller, upon notice of thirty
(30) days or less. Such list is true and complete in all material respects; and, except as shown thereon, Seller is not a party to or bound by any Material Contract.

          (d) There are no actions, suits or proceedings pending, and Seller has no knowledge of any actions, suits or proceedings threatened, against Seller affecting Seller, or the Business or any of the Assets to be transferred under this Agreement, or which would prevent or substantially hinder the consummation of the transactions contemplated by this Agreement. Seller is not in default with respect to any order or decree of any federal, state or municipal court or of any such governmental agency or instrumentality.

          (e) Except as disclosed on Schedule "7(e)" hereto, there are no existing options, warrants, subscription rights, convertible securities or similar rights granted by either Seller or any of the shareholders of Seller (the "Shareholders"), or any commitments or agreements of any character to which Seller or any of the Shareholders is a party, relating to the authorized or issued capital stock of Seller.

          (f) All of the financial records and books of account of Seller are true, correct and complete and have been maintained in accordance with generally accepted accounting principles consistently applied. Seller has delivered to Purchaser:

               (i)  audited Financial Statements for the Years
Ended December 31,  1996 and 1997 with the Independent Auditors
Report (the "Audited Financial Statements") and

               (ii) management prepared Financial Statements dated September 30, 1998 for the Nine Months Ended September 30, 1998 (the "Management Financial Statements");
(i) and (ii) being known hereinafter as the "Financial Statements". The Audited Financial Statements were prepared by LCS&Z Glickman Lutz, L.L.P., certified public accountants of Seller. The Audited Financial Statements (A) are true and correct in all material respects, and (B) fairly present the financial positions and results of operations and cash flows of Seller in accordance with generally accepted accounting principles consistently applied, as at such dates and for the years or periods then ended. The Management Financial Statements (A) are true and correct in all materials respects, and (B) fairly present the financial position and results of operations as at September 30, 1998 and for the nine months then ended in accordance with generally accepted accounting principals consistently applied through the periods covered thereby, subject to normal year-end adjustments.

          (g) Seller has incurred no liabilities or obligations of any nature (whether known or unknown, and whether absolute, accrued, contingent or otherwise) other than (A) liabilities or obligations reflected or reserved against in the balance sheet of Seller as at September 30, 1998 (the "Balance Sheet Date"), (B) current liabilities incurred in the ordinary course of business since the Balance Sheet Date, (C) taxes incurred in the ordinary course of business since the Balance Sheet Date, any of which liabilities or obligations included within the foregoing exceptions (A-C) do not or would not in the aggregate have a material adverse effect on the Business or financial condition of Seller. The accounts receivable accrued on or through the Closing Date were, and to the best knowledge of Seller, will be, created in the ordinary course and do and will reflect BONA FIDE sales to students and will be collectible in the amount thereof as reflected in the records of Seller. A schedule of such receivables shall be delivered to Purchaser within five (5) business days of the date of this Agreement.

          (h) Except as disclosed on Schedule "7(h)", Seller does not own or hold in fee or under lease, or otherwise in any manner uses or occupies any real property except that office space described in the leases true and complete copies of which have been delivered to Purchaser and which are described on such Schedule "7(h)" (the "Leases"). Each Lease is in full force and effect, and except as disclosed on Schedule "7(h)", neither the landlord nor Seller is in breach of any Lease, and no event which with notice or lapse of time, or both, would constitute a material breach thereof, has occurred and is continuing. Seller has obtained the consents of each landlord to the assignment of the Leases where such consent is required thereunder except as provided on Schedule "6(h)" attached.

          (i) Seller carries insurance with reputable insurers in respect of its Assets and the Business. A true and complete schedule of all insurance maintained by Seller is disclosed on Schedule "6(i)". There has been no lapse in coverage under such policies.

          (j) From December 31, 1997 to the date of this Agreement, (i) there has been no material adverse change in the Assets or the financial condition of Seller from that shown in the Audited Financial Statements and (ii) no business, properties or assets owned or leased by the Seller shall have suffered any destruction or damage or have been adversely affected in any manner which singularly, or in the aggregate would have a material adverse effect on the Assets or the financial condition of Seller, regardless of whether or not the loss suffered from any such incident shall have been insured; and (iii) the Business has been conducted in the ordinary course.

          (k) Annexed hereto as Schedule "7(k)", is a list and description, true and correct in all material respects, of all United States and foreign patent, trademark and trade name registrations, unexpired as of the date hereof, all material United States and foreign applications pending on said date for any patent, trademark, trade name, or copyright registrations and all material trademarks, trade names, label and other trade rights in use on the date hereof, all of the foregoing being owned, in whole or in part on said date by Seller and all licenses granted by or to Seller, and all other agreements to which it is a party and which are in force as of the date hereof and relate in whole or in part to any items of the categories mentioned in this subparagraph or to inventories, discoveries, improvements, processes, formulae, proprietary rights, trade secrets, ideas or other know-how, whether owned by Seller or otherwise.

          (l) Annexed hereto as Schedule "7(l)" is a true and correct copy of lists of all furniture, fixtures and equipment maintained by Seller. These assets are situated in the offices or other premises of Seller as set forth on Schedule "7(l)" hereto. The furniture, fixtures and equipment of Seller listed on Schedule "7(l)" constitute all such assets of Seller.

          (m) Except as disclosed on Schedule "7(m)", all United States, foreign, state, county, local and other taxes, including, without limitation, income taxes, corporate franchise taxes, AD VALOREM taxes, sales and other federal, state and local taxes under any law, rule or regulation imposed by any governmental authority with jurisdiction over Seller, its Business and Assets, due and payable by Seller on or before the date of this Agreement (including any penalties and interest thereon) have been paid, and all tax returns and reports required to be filed by each of them with all such taxing authorities have been filed when due (the "Returns"). The provisions for taxes included in the Audited Financial Statements are adequate for the payment of all accrued and unpaid taxes of Seller whether or not disputed, and Seller has withheld and collected all taxes and assessments it is or has been required by law to withhold or collect, and all of the same are duly reflected in the Audited Financial Statements. Seller has no outstanding or unsatisfied deficiency assessments with respect to any taxes. All such returns are true, complete and correct and in material compliance with all applicable laws, rules and regulations.

          (n)  Seller is not a party to any collective
bargaining agreement.

          (o) No representation or warranty by Seller contained in this Agreement (including the Schedules and Exhibits) nor any written representation, statement or certificate made or furnished, or to be made or furnished, or to be made or furnished hereafter, by Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any material error or misstatement or omits or will omit to state any material fact necessary to make the representations or statements contained herein or therein not misleading.

          (p) Except as disclosed on Schedule "7(p)", no consent or approval, notice to or waiver of any lien, filing or other action is required for the due execution, delivery and performance by Seller, or the validity, enforcement or priority of this Agreement, except for consents which have been duly and validly obtained and are now in full force and effect or the obtaining of which has been waived in writing by Purchaser.

          (q) Seller has not granted any power of attorney to any person.

          (r) Seller has undertaken due and diligent inquiry and to the best of its knowledge:

               (i)  no real property leased by Seller (the
"Premises") is being or has been used by Seller for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance (as defined below).

               (ii) all environmental permits and licenses required by the operations of Seller on the Premises have been obtained and are in full force and effect.

"Hazardous Substance" means, without limitation, any flammables,
 -------------------
explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated-biphenyl, petroleum and petroleum based products or by-products, methane, hazardous materials, medical waste, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials
                                  ------
Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.),
                                                         ------
the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), Articles 15 and 27 of the New York State
      ------
Environmental Conservation Law and in the regulations promulgated thereunder. The term "Hazardous Substance" does not include consumer products which are packaged for, stored, and used by a consumer with reasonable care and for their intended use.

          (s) Except as disclosed on Schedule "7(s)", Seller has and never has had any employee pension benefit plan or trust which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 4.12 of the Internal Revenue Code in connection with which there could arise a direct or contingent liability of Seller to the Pension Benefit Group Corporation, the Department of Labor or the Internal Revenue Service. Seller is not a participating employer in any Plan under which more than one employer makes contributions or any multi-employer plan as defined in ERISA. Each pension plan or trust covered by Title IV of ERISA in which Seller participates either as sponsor or trustee, is in compliance with the plan documents related thereto and all federal and state laws, rules and regulations applicable thereto.

          (t) Seller has the common law right in New York State to use the name "Mildred Elley" in connection with its business and operations in New York State and the Commonwealth of Massachusetts.

          (u) This Agreement and each of the Exhibits thereto to which Seller is a party have been duly executed and delivered by Seller are legal, valid and binding obligations of Seller and enforceable against Seller in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights generally and (ii) general principals of equity (regardless of whether considered in the proceeding in equity or in law).

          (v) Other than the contracts being transferred hereunder and listed on Schedule "7(c)" annexed hereto and made a part hereof, Seller is not a party to any written or oral Material Contract, license, lease or other agreement other than as set forth on Schedule "7(c)". Seller has obtained the consent of each landlord or lessor of each contract transferred hereunder to the assignment of such contract to Purchaser. Seller has not received a notice of any default nor is it in material default under any document, agreement, contract, license, lease or other commitment to which it is or may be a party. Seller has not received notice that any party to any such agreement intends to cancel or terminate the same, whether by reason of the transactions contemplated hereby or otherwise. All such agreements are valid and enforceable in accordance with their respective terms for the periods stated therein.

          (w)  Accreditation and State Licensure/Approval:

               (i)  Schedule "7(w)" contains a complete and
accurate statement of the accreditation granted to Seller's school and its additional locations, the date that accreditation was last granted, and the current term of accreditation. Neither the school nor its additional locations are on probation or warning, have been directed to show cause why accreditation should not be revoked, or are subject to an action by an accrediting agency to withdraw or deny accreditation. To the knowledge of Seller, there are no facts, circumstances, or omissions concerning its schools that could lead to such actions by an accrediting agency.

               (ii) Seller, its school and its additional location have complied with all stipulations, conditions and other requirements imposed by their accrediting agency at the time of, or since, the last grant of accreditations, including but not limited to timely filing of all required reports and responses.

               (iii) Seller, its school and its additional location have secured all requisite approvals from its institutional accrediting agency for their educational and training programs currently offered.

               (iv) Seller, its school and its additional location have secured all requisite licenses to operate in the states in which they are located and all requisite approvals from such states for the educational and training programs currently offered. Seller, its school and its additional location have complied with all conditions and requirements upon which such licenses and approvals are based and are in substantial compliance with the rules and regulations of the State Education Department of New York and the Commonwealth of Massachusetts. There are no actions or proceedings pending in either state to limit, suspend or terminate such licenses or approvals or which could result in the imposition of a material fine.

          (x)  U.S. Department of Educational Certification and
Eligibility:

               (i)  Schedule "7(x)" contains a complete and
accurate statement of the U.S. Department of Education certification and eligibility status for Seller's school and its additional location, including the date that certification was last granted and the current term of certification. The School and its additional location listed on Schedule "7(x)" are certified by the U.S. Department of Education to participate in the programs authorized by Title IV of the Higher Education Act of 1965, as amended. Neither the school nor its additional location are subject to limitation, suspension or termination proceedings, or subject to any other action or proceeding by the U.S. Department of Education that could result in the loss of certification or eligibility or a material liability or fine. To the knowledge of the Seller, there are no facts, circumstances, or omissions concerning the schools that could lead to such an action by the U.S. Department of Education.

               (ii) Seller's school and its additional
location owned by Seller are in material compliance with all rules, regulations and requirements established by the U.S. Department of Education pertaining to their eligibility to participate in the programs authorized by Title IV of the Higher Education Act of 1965, as amended, and other federal student financial aid funding programs set forth at 34 C.F.R. Sections 600 et seq. The Seller is aware of no facts, circumstances, or
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omissions concerning the school and its additional location  that might result in a finding of material non-compliance with such rules, regulations and requirements. Without limiting the foregoing, the Seller also represents that:

                    (A)  The school and its additional
location satisfy the standards of financial responsibility and administrative capability, as established by the U.S. Department of Education and as set forth at 34 C.F.R. Sections 668.15-668.16 and each program offered by the school and its additional location is an eligible program in accordance with the requirements of 34 C.F.R. Section 668.8.

                    (B)  The school and its additional
location receive no greater than eighty-five percent (85%) of their revenues from programs authorized by Title IV of the Higher Education Act of 1965, as amended, or other federal student financial aid funds, and satisfies the requirements regarding tuition revenue established by the Department of Education as set forth at 34 C.F.R. Section 600.5. Schedule "6(x)" contains a correct statement of each school's percentage of revenue from such federal funding sources.

                    (C)  The school and its additional
location disburse federal Pell Grant payments in accordance with procedures that comply with 34 C.F.R. Section 690.63.

               (iii) U.S. Department of Education program reviews and compliance audits conducted at the school and its additional location since 1992 have not materially adversely affected the Seller, its school or its additional location, nor has any program review or compliance audit resulted in the imposition of any material liability, financial or otherwise, affecting the Seller, its school or its additional location. The Seller, its school and its additional location have complied with all the findings and conditions arising from the program reviews and compliance audits. To the extent that any program review or audit remains pending or unresolved, there are no issues of findings of non-compliance which to the knowledge of the Seller, its school and its additional location could result in the loss of certification or eligibility or a material liability or fine.

          (y) This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (z) The Bill of Sale and instruments of assignment, when executed and delivered to Purchaser will transfer to Purchaser all of the Assets, free of all mortgages, liens, charges and encumbrances except as provided on Schedule "7(b)" hereto.

          (aa) Since December 31, 1997:

               (i) Seller has conducted and shall continue to conduct its business in the ordinary course of business.

               (ii) Seller has kept and shall continue to keep the insurance now maintained with respect to the Assets in full force and effect.

     8.   REPRESENTATIONS AND WARRANTIES BY PURCHASER AND TESC.
          -----------------------------------------------------


     Each of Purchaser and TESC make the following representations and warranties to Seller:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to transact business in the other jurisdictions in which the business of Purchaser would require such qualification, except that Purchaser has filed applications for qualification in the Commonwealth of Massachusetts, which qualifications have not yet issued. TESC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in the other jurisdictions in which the business of TESC would require such qualification. Each of Purchaser and TESC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.
          (b) The execution and delivery by each of Purchaser and TESC of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or violate any contract or agreement to which Purchaser or TESC is a party or by which it may be bound, are not contrary to the certificate of incorporation or by-laws of either Purchaser or TESC and are not contrary to any order of any court to which either Purchaser or TESC is subject.

          (c) Purchaser has good and marketable title to all of its properties.

          (d) The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

          (e) There are no actions, suits or proceedings pending, and each of Purchaser and TESC has no knowledge of any actions, suits or proceedings threatened, against either Purchaser or TESC which would materially affect either Purchaser or TESC or which would prevent or substantially hinder the consummation of the transactions contemplated by this Agreement.

          (f) Neither Purchaser nor TESC is in default under any commitment, contract, agreement, lease or other document to which it is a party or to which it may be bound, and which would have a material effect on either corporation's abilities to consummate the transactions contemplated hereunder. No event has occurred which, with the lapse of time, would constitute such a material default thereunder.

          (g) All of the financial records and books of account of Purchaser and its affiliated entities are materially true, correct and complete and have been maintained in accordance with generally accepted accounting principles consistently applied. Purchaser has delivered to Seller audited Financial Statements for Touchstone Applied Science Associates, Inc. ("TASA") for the Years Ended October 31, 1996 and 1997 with the Independent Auditors Report (the "Audited Financial Statements"). The Audited Financial Statements (A) are true and correct in all material respects, and
(B) fairly present the financial positions and results of operations and cash flows of TASA in accordance with generally accepted accounting principles consistently applied, as at such dates and for the years or periods then ended.

          (h) Except as set forth on Schedule 8(h) hereto, TASA has not incurred liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) other than (A) liabilities or obligations reflected or reserved against in the balance sheet of TASA as at October 31, 1997 (the "Balance Sheet Date"), (B) current liabilities incurred in the ordinary course of business since the Balance Sheet Date, (C) taxes incurred in the ordinary course of business since the Balance Sheet Date, any of which liabilities or obligations included within the foregoing exceptions (A-C) do not or would not in the aggregate have a material adverse effect on the financial condition of TASA.

          (i) From October 31, 1997 to the date of this Agreement and except as disclosed on Schedule 8(i), (i) there has been no material adverse change in the financial condition of TASA from that shown in the Audited Financial Statements and (ii) no business, properties or assets owned or leased by the TASA shall have suffered any destruction or damage or have been adversely affected in any manner which singularly, or in the aggregate would have a material adverse effect on the financial condition of Seller, regardless of whether or not the loss suffered from any such incident shall have been insured; and (iii) the business of TASA has been conducted in the ordinary course.

          (j) All United States, foreign, state, county, local and other taxes, including, without limitation, income taxes, corporate franchise taxes, AD VALOREM Taxes, sales and other federal, state and local taxes under any law, rule or regulation imposed by any governmental authority with jurisdiction over TASA, due and payable by TASA on or before the date of this Agreement (including any penalties and interest thereon) have been paid, and all tax returns and reports required to be filed by each of them with all such taxing authorities have been filed when due (the "Returns"). The provisions for taxes included in the Audited Financial Statements are adequate for the payment of all accrued and unpaid taxes of TASA whether or not disputed, and TASA has withheld and collected all taxes and assessments it is or has been required by law to withhold or collect, and all of the same are duly reflected in the Audited Financial Statements. TASA has no outstanding or unsatisfied deficiency assessments with respect to any taxes. All such returns are true, complete and correct and in material compliance with all applicable laws, rules and regulations.

     9.   EMPLOYMENT CONTRACTS.   At the Closing, in
          ---------------------
consideration of the transactions contemplated hereunder, Faith Takes, Joseph Moltzen, Lynne Francey and Michelle Murphy each shall enter into an employment agreement with Purchaser substantially in the forms of Exhibits "B", "C", "D" and "E", with such changes thereto as the parties shall agree, pursuant to which each said person shall provide the services set forth therein to Purchaser.


     10.  CAPITALIZATION OF PURCHASER.  On or before the Closing
          ----------------------------
Date, TESC shall capitalize Purchaser with a minimum of $2,000,000.00 required for Purchaser to make payment of the $2,000,000.00 cash portion of the Purchase Price at Closing.

     11.  CLOSING BALANCE SHEET AND AUDITED FINANCIAL STATEMENTS.
          -------------------------------------------------------

          (a) Seller shall deliver to Purchaser audited financial statements prepared in accordance with generally accepted accounting principals consistently applied for the fiscal period ended October 31, 1998 (the "Closing Financial Statements").
Seller shall make best efforts to deliver the Closing Financial Statements within thirty (30) days of Closing, but in no event later than forty-five (45) days after Closing. The Closing Financial Statements shall reflect such adjustments as have been requested by Purchaser's Accountants and delivered to the accountants for the Seller prior to the date hereof. The Closing Financial Statements shall consist at a minimum of Closing Balance Sheet, Income Statement, and Statement of Cash Flows, with foot notes. The Financial Statements and Closing Financial Statements shall be collectively known as the "ME Financial Statements". The ME Financial Statements shall also be certified by an officer of Seller that, to the best knowledge of Seller such ME Financial Statements are true, correct and complete in all material respects.


     12.  GUARANTY.  Purchaser shall deliver on or before
          ---------
Closing the guaranty by TASA of the Note in the form annexed hereto as Exhibit "F" (the "Guaranty").

     13.  RELEASE OF GUARANTEES.  Upon the Closing, Purchaser
          ----------------------
shall make good faith efforts to effect a release of any and all personal guarantees and other personal obligations given or undertaken by either Faith Takes or Joseph Moltzen in connection with the Assumed Liabilities, and shall indemnify and hold each of Faith Takes and Joseph Moltzen harmless from all obligations arising under any of such guarantees or obligations which remain unreleased. If such releases cannot be secured within six months of the Closing Date with any lending institution, Purchaser agrees to refinance obligations to that lending institution in order to obtain any release which remains at such time.

     14.  CLOSING.  The Closing shall take place at the offices
          --------
of Purchaser's counsel, Rider, Weiner, Frankel & Calhelha, P.C., 655 Little Britain Road, New Windsor, New York 12550 on or about November 2, 1998 at 10:00 A.M. or such other date and time as shall be mutually agreed (the "Closing" or otherwise referred to herein as the "Closing Date"). At the Closing, all steps shall have been taken and documents and instruments shall be delivered, in form reasonably acceptable to counsel which are necessary or appropriate to consummate the transactions provided for herein.

     15.  RESTRICTIVE COVENANT.
          ---------------------

          (a)  As used in this paragraph:

               (i)  "Company" means TESC and MESI, their
successors and assigns, and any of their present or future subsidiaries, or organizations controlled by, controlling, or under common control with any of them.

               (ii) "Conflicting Organization" means any person or entity which provides or is engaged in the provision of a Conflicting Service.

               (iii) "Conflicting Service" means any services to or for any person, entity or organization (other than the Company) within the State of New York, Commonwealth of Massachusetts, State of New Jersey, State of Connecticut, State of Vermont, or within fifty (50) miles of any school location of the Company or any affiliated entity of the Company in any other state, which services are similar to the services which the Company sells or provides and which are more particularly described as follows: owning, operating or investing in, or management or development of, one or more post-secondary proprietary schools or the educational instruction and curriculum related thereto.

          (b)  For a period of two (2) years after the Closing
Date, Seller shall not, without the prior written consent of
Purchaser:

               (i)  render a Conflicting Service to, or
solicit in any manner, a Conflicting Organization, and shall not, directly or indirectly, engage, individually or as a partner, shareholder, owner, employee, independent contractor, investor, agent, member or principal in any business which is providing a Conflicting Service;

               (ii) solicit any customer, teacher,
administrator or student of the Company for the purpose of selling or rendering or attempting to sell or render any Conflicting
Service,

               (iii) solicit any employee, officer,
director, or agent of the Company for the purpose of offering employment, or work for hire, to any such person with Seller any entity owned or operated by Seller, or any Conflicting
Organization, or in connection with the sale or provision of any Conflicting Service,

               (iv) interfere with, disrupt or attempt to disrupt the relationship between the Company and any customer, teacher, administrator, student supplier, vendor or employee, officer or director, or agent of the Company.

          (c) Seller agrees that a breach or threatened breach on its part of any covenant in this Paragraph 15 will cause such damage to the Company as will be irreparable and the exact amount of which will be impossible to ascertain. Accordingly, in the event of my breach or threatened breach of such Paragraph, in addition to, and not in limitation of all and any other remedies available to it, the Company will be entitled to institute and prosecute proceedings, in any court of competent jurisdiction, for an injunction restraining and enjoining Seller in such manner as the court shall determine, from breaching or continuing to breach the terms of this Agreement. This Agreement shall not be construed to prohibit the Company from pursuing any other remedies available to the Company under applicable law for such breach or threatened breach, including the recovery of damages. Seller further agrees that the covenants contained in this Agreement are necessary and reasonable for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     16.  CONDITIONS TO CLOSING.
          ----------------------

          (a) Seller shall, in addition to other documents as may be reasonably required by counsel to the parties hereunder, execute and deliver, or provide for the execution and delivery to Purchaser at the Closing the following:

               (i)  a certificate of an officer of Seller
certifying that all representations and warranties of Seller in this Agreement are true and correct as of the Closing as though such representations and warranties were made as of such date.

               (ii) a Bill of Sale transferring all of the Assets, and assignments of all contracts, leases and intellectual property and proprietary interests.

               (iii) the Employment Agreements.

               (iv) an officers certificate certified by the President of Seller as to: true and correct copies of (A) all corporate action of the Seller authorizing and approving this Agreement and the performance of the transactions contemplated hereby; (B) certificate of incorporation and by-laws and all amendments thereto; (C) signatures of duly elected and acting officers authorized to execute documents hereunder.

               (v) Any and all other documents and instruments as shall be required to have been performed by or complied with on or prior to or at the Closing by Seller pursuant to the terms of this Agreement.

               (vi) Opinion of counsel of Seller in form and substance reasonably acceptable to counsel for Purchaser.

          (b) Purchaser shall, in addition to other documents as may be reasonably required by counsel to the parties hereunder, execute and deliver or provide for the execution and delivery to Seller at the Closing the following:

               (i)  a certificate of an officer of each of
Purchaser, TESC and TASA certifying that all representations and warranties of Purchaser, TESC and TASA in this Agreement are true and correct as of the Closing as though such representations and warranties were made as of such date.

               (ii) Note.

               (iii) an officers certificate of each of TESC and Purchaser certified by an officer of each as to: true and correct copies of (A) all corporate action of Purchaser and TESC authorizing and approving this Agreement and the performance of the transactions contemplated hereby; (B) certificate of incorporation and by-laws and all amendments thereto; (C) signatures of duly elected and acting officers authorized to execute documents hereunder.

               (iv) Guaranty.

               (v) Any and all other documents and instruments as shall be required to have been performed by or complied with on or prior to or at the Closing by either TESC or Purchaser pursuant to the terms of this Agreement.

               (vi) Opinion of counsel of Purchaser in form and substance reasonably acceptable to counsel for Seller.

     17.  BROKER.  Each of Purchaser, Seller and TESC represent
          -------
each to the other that there was no broker who rendered services to it in connection with this transaction and each agrees to hold the other parties harmless from any and all claims arising by reason of any such services.

     18.  INDEMNIFICATION.
          ----------------

          Purchaser's Indemnity.     Purchaser agrees to indemnify
          ----------------------
and save Seller harmless from and against all expenses, taxes, claims, losses, damages, fines, liabilities, obligations or penalties incurred or suffered by Seller, including, without limitation, reasonable attorneys' fees incurred in defending or resisting any claims, actions or proceedings or in enforcing this indemnity that Seller may suffer, sustain, incur or become subject to, whether directly or indirectly, arising out of, based upon, resulting from or in connection with (a) any breach, inaccuracy, failure to perform or violation of any representations, warranties, obligations or covenants of Purchaser contained, disclosed or set forth in this Agreement (including information contained on any Schedule or Exhibit annexed hereto);or (b) the failure of Purchaser to pay its share of any New York State sales or transfer taxes due in connection with the sale of any part of the assets.


          Seller's Indemnity.     Seller agrees to indemnify and save
          -------------------
Purchaser harmless from and against all expenses, taxes, claims, losses, damages, fines, liabilities, obligations or penalties incurred or suffered by Purchaser, including, without limitation, reasonable attorneys' fees incurred in defending or resisting any claims, actions or proceedings or in enforcing this indemnity that Purchaser may suffer, sustain, incur, or become subject to, whether directly or indirectly, arising out of, based upon, resulting from or in connection with (a) any breach, inaccuracy, failure to perform or violation of any representations, warranties, obligations or covenants of Seller contained, disclosed or set forth in this Agreement (including information contained on any Schedule or Exhibit annexed hereto); or (b) the failure of Seller to pay its share of any New York State sales or transfer taxes due in connection with the sale of any part of the assets.

          Procedure and Participation.     (a) If there shall arise any
          ----------------------------
matter covered by an obligation by either party to indemnify and hold harmless, the party seeking indemnification shall give written notice thereof to the other party promptly (in no event more than 45 days or such shorter period as shall enable the party from whom indemnification is sought to timely answer any process) after its learns of the existence of such matter, but delay in giving such notice shall not abrogate or diminish the indemnifying party's obligation to indemnify if such failure does not prejudice the indem nifying party's ability to defend such claim. A party shall not be entitled to indemnification if it fails to give notice of a request for indemnification within 120 days after it learns of the existence of a matter with respect to which it is entitled to indemnification.

     (b) A failure to respond to a claim for indemnification within 30 days shall be deemed an acquiescence to the claim for indemnification.

     (c) If a request for indemnification is not based upon an action or proceeding brought or initiated by a third party against the party seeking indemnification, no action or procreeding may be commenced for indemnification until 30 days after the written notice required to be given has been given.

     (d) If the claim for indemnification arises out of a claim or action by a third party against the party seeking indemnification, the party from whom indemnification is sought shall have the opportunity to participate in action appropriate to the matter, including, but not limited to the right to select counsel reasonably acceptable to the indemnified party and assume the defense of any claims or demands. Unless the party from whom indemnification is sought elects to assume the defense of such claim or action, the indemnified party shall have the right, but not the obligation, to undertake the defense of such claim or action and such defense shall be conducted by counsel reasonably satisfactory to the indemnified party against whom such claim was asserted or who may be a defendant in such action. If a claim or action is resisted, denied or defended the parties will fully cooperate in any such action making available to each other such books or records as are reasonably informed of the progress of such action If a party from whom indemnification is sought does not deliver notice to the party requesting indemnification that it intends to defend against or resist such claim or action within 15 days of the notice or claim from the party seeking indemnification (or such shorter time specified in the notice as the circumstances of the matter may indicate) the party seeking indemnification shall be free to dispose of the matter in any way which it deems in its best interest and the party from whom indemnification is sought shall be deemed to have acquiesced to the claim for indemnification. At such point if the Purchaser is the party entitled to indemnification, Purchaser shall be entitled to offset the amount of any indemnification (including reasonably attorneys fees)against any payments due to Seller under this Agreement or any document executed in connection therewith, including, but not limited to the Note.

     (e) This indemnity shall survive the Closing, but shall expire upon the satisfaction in full of all of Purchaser's obligations under the Note, and in no event shall the amount of indemnity of TASA, TESC and Purchaser in the aggregate, or Seller, exceed in the aggregate, the Purchase Price.

     19.  FURTHER ASSURANCES.  Each of the parties hereto agrees
          -------------------
that each will, whenever and as often as it shall be reasonably requested to do so by any other party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient in order to consummate the transactions provided for in, or contemplated by, this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement and of the documents and instruments delivered in connection therewith. This obligation shall survive closing and shall remain in force and effect until the obligations of the parties to each other have been fully satisfied.

     20.  POST-CLOSING ADJUSTMENTS.     Purchaser acknowledges
          -------------------------
that the purchase of Seller's business was initially intended to be effected through a purchase of Seller's stock and that the structure of this transaction was modified at an asset purchase to accommodate Purchaser. Accordingly, Purchaser covenants that in the event Seller or Seller's shareholders (x) incur any federal or state tax cost, including penalties and interest thereon, if any, in excess of such costs which would have been incurred if this purchase had been structured as a stock purchase rather than an asset purchase, or (y) receive a lesser amount due to such federal or state tax costs, that they would have received had the sale been so structured, Purchaser shall compensate Seller in any amount equal to such difference, such amount to be paid within ninety (90) days of written notification by Seller of the amount due with evidence of such tax increase certified by the certified public accountant of Seller. Seller agrees to take such actions as may be necessary to liquidate within the year of sale i.e. not later than December 31, 1998. Seller represents and warrants to Purchase that Seller is an "S" corporation since its incorporation in 1985.

     21.  MISCELLANEOUS.
          --------------

          (a)  Benefits.  All of the terms and provisions of
               ---------
this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Each party to this Agreement expressly agrees that the provisions of this Agreement (including without limitation the representations, warranties and agreements of Seller) are also intended to be for the benefit of and enforceable by Cahill, Warnock Strategic Partners Fund, L.P., a Delaware limited partnership, and Strategic Associates, L.P., a Delaware limited partnership.

          (b)  Entire Agreement.  This Agreement and the
               -----------------
Exhibits hereto contain the entire agreement among the parties with respect to the transactions contemplated herein; and no party shall be bound by nor shall be deemed to have made any representations, warranties or covenants except those contained herein. This Agreement cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom the enforcement or any modification, change, discharge or termination is sought.

          (c)  Captions.  The captions of the paragraphs and
               ---------
subparagraphs of this Agreement are for convenience and reference only, and are not to be considered in construing this Agreement.

          (d)  Survival.  All covenants, representations and
               ---------
warranties contained in this Agreement, and in the documents and instruments executed and delivered in connection therewith, and any certificates furnished under any provision of this Agreement and the indemnity provisions of Paragraph "16" shall survive the execution and delivery of this Agreement and the transactions contemplated by this Agreement.

          (e)  Notices.  Any notices, request, instrument or
               --------
other document to be given hereunder shall be in writing and, except as otherwise provided for herein, shall be delivered personally or sent by certified mail, return receipt requested, as follows:

               (i)  If to Purchaser: MESI Acquisition Corp.
                                     c/o TASA Educational Services Corporation
                                     4 Hardscrabble Heights
                                     Brewster, NY  10509
                                     Att:  Andrew L. Simon, President
                                     Fax: (914) 277-8115

               (ii) If to TESC:      TASA Educational Services Corporation
                                     4 Hardscrabble Heights
                                     Brewster, NY 10509
                                     Att:  Andrew L. Simon, President
                                     Fax:  (914) 277-8115

with copy to Maureen Crush, Esq., Rider, Weiner, Frankel &
Calhelha, P.C., 655 Little Britain Road, New Windsor, New York
12553, Fax:  (914) 562-9126 and

               (iii) If to Seller:   Mildred Elley School, Inc.
                                     820 North Loudon Road, Suite 5120
                                     Latham, NY 12110
                                     Att:  Faith Takes, President
                                     Fax:  (518)  786-0898


with copy to Patrick K. Greene, Esq., Crane, Greene & Parente (518) 432-0086, 90 State Street, Albany, New York 12207 Fax: (518) 432-0086, or to such other address or addresses as any party may hereafter designate in writing to the other. Such notices may be sent by facsimile, U.S.
mail, overnight courier or hand delivery. If sent by facsimile, such notice shall be deemed delivered when sent with evidence of effective transmission; if mailed, three (3) business days after deposit in the United States mail, properly addressed with postage affixed and sent certified mail, return receipt requested; if by overnight courier, upon delivery with evidence of same; or personally, upon by handing a copy of same to the person to be so notified.

          (f)  Severability.  In case any one or more of the
               -------------
provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision or part of a provision of this Agreement.

          (g)  Governing Law.  This Agreement shall be governed
               --------------
by and construed in accordance with the laws of the State of New York as applicable to contracts entered into and to be performed wholly within the State. Any action arising out of or related to this Agreement shall be brought in the state or federal courts located in Albany county, New York and the parties hereby submit to the exclusive jurisdiction of and to the laying of venue in such courts.

          (h)  Expenses.  Each of the parties shall pay its
               ---------
respective legal, accounting and other fees in connection with this Agreement, except as otherwise required pursuant to the Letter of Intent.

          (i)  Assignment.  This Agreement may not be assigned
               -----------
by any party hereto without the consent of the other parties.

          (j)  Waiver.  No failure on the part of any party to
               -------
exercise, and no delay in exercising, any right hereunder or under any Exhibit hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

          (k)  Confidentiality.  The terms and provisions of
               ----------------
that certain Confidentiality and Non-disclosure Agreement made on the25th day of August, 1998, by and among Touchstone Applied Science Associates, Inc., a Delaware corporation, ("TASA"), TESC and Seller, are incorporated herein by reference and shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                    MESI ACQUISITION CORP.


                    By:/s/ANDREW L. SIMON
                       ---------------------------------------
                       Name:  Andrew L. Simon
                       Title: President

                    MILDRED ELLEY SCHOOL, INC.


                    By:/s/FAITH A. TAKES
                       ---------------------------------------
                       Name:  Faith A. Takes
                       Title: President

                 (More signatures on additional page)




                    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                    By:/s/ANDREW L. SIMON
                       --------------------------------------
                       Name:  Andrew L. Simon
                       Title: President


                    TASA EDUCATIONAL SERVICES CORPORATION


                    By:/s/ANDREW L. SIMON
                       --------------------------------------
                       Name:  Andrew L. Simon
                       Title: President

                                SCHEDULE 2(a)

                             ASSUMED LIABILITIES
                             -------------------


     Those liabilities set forth on the September 30, 1998
Financial Statements of Seller as provided to Purchaser and any and all transactions in the ordinary course of business since such date.

                                SCHEDULE 7(b)

                            LIENS AND ENCUMBRANCES
                            ----------------------

CAPITAL BANK & TRUST COMPANY:     First security interest in all
machinery, equipment, fixtures and furniture now owned, and hereafter acquired. First security interest in all inventories and accounts receivable now owned, held and hereafter acquired. The SBA Loan is also personally guaranteed by Faith Ann Takes.

TFC CREDIT CORPORATION:     Security interest in all instruments
negotiable instruments, accounts, accounts receivable, contracts, executory contracts, executory contract rights, documents, chattel paper, promissory notes and general intangibles (and all proceeds thereof and all proceeds of proceeds) now owned or hereafter acquired by the debtor and pledged as collateral to secured party or purchased by secured party. This loan is also personally guaranteed by Faith Ann Takes and Joseph Moltzen.

BALLSTON SPA BANK:     Security interest in all machinery,
equipment, fixtures and furniture now owned, and hereafter acquired. Security interest in all inventories and accounts receivable now owned, held and hereafter acquired. This loan is also personally guaranteed by Faith Ann Takes.

NEW YORK JOB AUTHORITY (ALTECH):   Second lien on all now owned and
hereafter acquired and arising, wherever located:

machinery, equipment, furniture, fixtures, accounts receivable, inventory, goods, instruments, contract rights, general intangibles, chattel paper and choses in action pursuant to a security agreement.

                                SCHEDULE 7(c)

                             MATERIAL CONTRACTS
                             ------------------


     Conley & Associates.  Mildred Elley previously carried on its
     --------------------
books approximately $26,000 representing an obligation to Conley & Associates, Ltd. Conley & Associates acted as Mildred Elley's tenant's broker in securing the School's previous location on Computer Drive South in the Town of Colonie. The owner of Conley & Associates, Mr. Tim Conley, acted as the principal broker in this transaction. In addition to receiving a broker's fee for percentages of concessions he alleged he had obtained in connection with the fit-up for the property. When Mildred Elley sought a new location approximately one year ago, he began working with the school, again in the capacity of a tenant's broker. Crane, Greene
& Parente represented Mildred Elley at the time and subsequently became aware of certain facts regarding Mr. Conley's actions in connection with the securing of the original lease on Computer Drive South, as well as certain actions in connection with his actions as a tenant's broker while attempting to secure new space in 1997. These facts resulted in Crane, Greene & Parente and Mildred Elley concluding that Mr. Conley and Conley & Associates had materially breached their contract with Mildred Elley. Upon the advice of counsel, the relationship with Conley was promptly terminated. Crane, Greene & Parente advised Mildred Elley to cease any further payments to Conley & Associates. Mr. Conley was advised that Mildred Elley was considering commencing an action against Conley & Associates and him individually. Shortly thereafter, Mildred Elley received a letter from Mr. Conley confirming that no $26,000 obligation from Mildred Elley to his firm existed. It is Crane, Greene & Parente's opinion that if Mr. Conley or Conley & Associates, Ltd., were to seek to collect the $26,000 obligation, a defense for Mildred Elley's non-payment would exist. Further, counter-claims against Mr. Conley and Conley & Associates, Ltd. would be asserted. If Mr. Conley and Conley & Associates, Ltd. attempted to recover any amount, the likelihood of success in achieving recovery would, in the opinion of Crane, Greene & Parente, be highly unlikely.

12/18/95 Paul J. Benedetti Balloon payment commercial purchase money Promissory Note in the principal amount of $210,000

12/31/97 Capital Bank & Trust Company Note in the principal amount of $100,000 to MES

12/31/97 Capital Bank & Trust Company Note in the principal amount of $200,000 to MES

4/13/98 Capital Bank & Trust Company Note in the principal amount of $200,000 to MES

4/13/98       Capital Bank & Trust Company security agreement with MES

7/16/98 MES approval of term loan in the principal amount of $150,000 from NY Job Development Authority d/b/a Empire State Development Authority

7/28/98 Ballston Spa National Bank Promissory Note in the principal amount of $150,014 to MES

                                SCHEDULE 7(e)

                   WARRANTS, SUBSCRIPTIONS, STOCK RIGHTS
                   -------------------------------------

None.

                                SCHEDULE 7(h)

                      REAL PROPERTY INTERESTS, LEASES
                      -------------------------------


Pittsfield Lease.
----------------
6/7/95 lease between Schupp-Zorn Nominee Trust and MES for 7
Whipple Street, Pittsfield, MA.

7/18/97 Addendum to Lease between Schupp-Zorn Realty and MES for 505 East Street, Pittsfield, MA


South Pearl Lease.
-----------------
7/15/98 Lease between Myron Serling and MES for 1st Floor, 52
South Pearl Street, Albany, NY.


Latham Mall Lease.
-----------------
6/5/98 Lease between Plaza at Latham, LLC and MES for upper level of mall known as Latham Circle Mall, Latham, NY.

7/1/97 Lease between Don Greene Enterprises, Inc. and MES together with extension for 26E Congress Plaza, Saratoga Springs, NY

12/18/95 Lease between Paul J. Benedetti and MES for 227-229
Quail Street, Albany, NY

                                SCHEDULE 7(i)

                                 INSURANCE
                                 ---------

                                SCHEDULE 7(k)

                     PATENTS, TRADEMARKS, SERVICEMARKS
                     ---------------------------------


Mildred Elley or Mildred Elley School, Inc. or any variance of the above mentioned name.

                                SCHEDULE 7(l)

                    FURNITURE, FIXTURES AND EQUIPMENT
                    ---------------------------------

All furniture, fixtures and equipment used in the administrative offices as well as in the school, except for any personal items of each individual employee.

Line item schedule of furniture, fixtures and equipment intentionally omitted.

Line item Schedule Totals:

                                     Book Depreciation
                                     -----------------

                 Book Cost    Month        YTD      LTD     Net Book Value
                 ---------    -----        ---      ---     --------------

                   327,623      865       9,740    49,969       277,654

GRAND TOTALS:    1,114,015    7,585      94,252   707,846       406,169

LESS
DISPOSITIONS:            0        0           0         0             0

NET TOTALS:      1,114,015    7,585      94,252   707,846       406,169

                                SCHEDULE 7(m)

                                    TAXES
                                    -----

1) 12/31/97 New York State Franchise Tax due in the amount of $2,577.00. (Due to balance due with the 1997 NYS Franchise Tax Return not submitted. The return was submitted 11/9/98)

2) 1996 New York State Unemployment Tax due in the amount of $11,885.99. (Due to 1996 Amended return not filed per NYS DOL. The matter is being researched for determination of any liability owed.)

                                SCHEDULE 7(p)

                                  CONSENTS
                                  --------


     1.     Schupp-Zorn Nominee Trust

     2.     TFC Credit Corporation

     3.     South Pearl Street

     4.     Saratoga Springs, NY with Don Greene Enterprises, Inc.

                                SCHEDULE 7(s)

                      PENSION AND OTHER BENEFIT PLANS
                      -------------------------------


Mildred Elley School has a noncontributory 401(k) plan in full force. We attest that we are current on our plan and that all the appropriate deposits have been made.

                                SCHEDULE 7(w)

                               ACCREDITATIONS
                               --------------

                                SCHEDULE 7(x)

                   CERTIFICATION AND ELIGIBILITY STATUS
                   ------------------------------------


     Mildred Elley, Albany main and Pittsfield branch (OPE ID
No. 02219500), are certified by the United States Department of Education. A copy of the certification is attached to this schedule.

     The date of certification is October 9, 1998; the period of certification is until June 30, 2000.

     The type of certification is provisional. The first date of certification was July, 1985.

     The seller is unaware of any facts, circumstances or omissions concerning the schools which might results in a finding of material non-compliance.

     The attached Eligibility and Certification Report (ECAR) demonstrates that the programs offered by the schools are eligible programs in accordance with 34 C.F.R. Section 668.8.

     The attached certified financial audit demonstrates that the school satisfies the standards of financial responsibility and administrative capability (page 9) and that the school receives no greater than 85% of its revenues from programs authorized by Title IV of the Higher Education Act (page 9).

     The final Cohort Default Rates published by the U.S.
Department of Education are as follows:

                    1993  25.5%          1995 30.4%
                    1994  27.5%          1996 15.9%

     The seller further represents that the school disburses
Federal Pell Grant payments in accordance with procedures that comply with 34 C.F.R. Section 690.63.

     Also, that the U.S. Department of Education program reviews and compliance audits conducted at each of the schools since 1992 have not materially affected the seller or its schools nor has any program review of compliance audit resulted in the imposition of any material liability, financial or otherwise.

     There are no program reviews or audits which are unresolved or pending.

     The school does not represent that it has an approved
Default Reduction Plan as it is no longer in the loan program, and has not been in the loan program since 1996.

                                SCHEDULE 8(h)

                         LIABILITIES OR OBLIGATIONS
                         --------------------------


                       SECURITIES PURCHASE AGREEMENT

                       Dated as of September 4, 1998

                                by and among

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.,
                               as the Company

                                    AND

               CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.,

                                    and

                         STRATEGIC ASSOCIATES, L.P.

                             as the Purchasers

                                SCHEDULE 8(i)

                          MATERIAL ADVERSE CHANGES


                       SECURITIES PURCHASE AGREEMENT

                       Dated as of September 4, 1998

                                 by and among

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.,
                                 as the Company

                                     AND

                CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.,

                                     and

                          STRATEGIC ASSOCIATES, L.P.

                               as the Purchasers

                                LIST OF EXHIBITS

                  EXHIBITS HAVE BEEN INTENTIONALLY OMITTED
          SEE CLOSING LIST FOR EXECUTED VERSIONS OF THE DOCUMENTS
                           LISTED BELOW AS EXHIBITS


          A          Note

          B          Employment Agreement - Faith A. Takes

          C          Employment Agreement - Joseph Moltzen

          D          Employment Agreement - Lynne Francey

          E          Employment Agreement - Michelle Murphy

          F          TASA Guaranty